Results of Special Meeting of Shareholders of Strong Advisor Select Fund

At a Special Meeting of the Shareholders of the Fund held on December 10, 2004, shareholders approved the following proposals:

To approve the reorganization of the Strong Advisor Select Fund into the Wells Fargo Advantage Endeavor Select Fund.


                For                  Against               Abstain

          4,648,966.486           126,390.000            52,595.000

To approve an interim advisory agreement with Wells Fargo Funds Management, LLC.


                For                  Against               Abstain

          4,643,878.486           120,130.000            63,943.000

To approve an interim sub-advisory agreement with Wells Capital Management Incorporated.


                For                  Against               Abstain

          4,633,164.486           116,326.000            78,461.000

Appointment of Messrs. Phillip O. Peterson, William F. Vogt, and Gordon B. Greer as Trustees of the Liquidating Trust, which is referenced in the Agreement and Plan of Reorganization.


                For                  Against               Abstain

          4,827,951.486                 -                     -


Results of Special Meeting of Shareholders of Strong Endeavor Fund

At a Special Meeting of the Shareholders of the Fund held on December 10, 2004, shareholders approved the following proposals:

To approve the reorganization of the Strong Endeavor Fund into the Wells Fargo Advantage Capital Growth Fund.


                For                  Against               Abstain

          1,929,267.145           6,444.512              1,395.188

To approve an interim advisory agreement with Wells Fargo Funds Management, LLC.


                For                  Against               Abstain

          1,929,033.500           7,164.851              908.494

To approve an interim sub-advisory agreement with Wells Capital Management Incorporated.


                For                  Against               Abstain

          1,929,753.839           6,444.512              908.494

Appointment of Messrs. Phillip O. Peterson, William F. Vogt, and Gordon B. Greer as Trustees of the Liquidating Trust, which is referenced in the Agreement and Plan of Reorganization.


                For                  Against               Abstain

          1,937,106.845                 -                     -


Results of Special Meeting of Shareholders of Strong Opportunity Fund

At a Special Meeting of the Shareholders of the Fund held on December 22, 2004, shareholders approved the following proposals:

To approve the reorganization of the Strong Opportunity Fund into the Wells Fargo Advantage Opportunity Fund.


                For                  Against               Abstain

          29,549,187.473          1,031,060.571          776,287.190

To approve an interim advisory agreement with Wells Fargo Funds Management, LLC.


                For                  Against               Abstain

          29,429,649.472          1,069,394.935          857,490.827

To approve an interim sub-advisory agreement with Wells Capital Management Incorporated.


                For                  Against               Abstain

          29,387,106.297          1,081,478.969          887,949.968

Appointment of Messrs. Phillip O. Peterson, William F. Vogt, and Gordon B. Greer as Trustees of the Liquidating Trust, which is referenced in the Agreement and Plan of Reorganization.


                For                  Against               Abstain

          31,356,535.234                -                     -


Results of Special Meeting of Shareholders of Strong Advisor U.S. Small/Mid Cap Growth Fund

At a Special Meeting of the Shareholders of the Fund held on December 10, 2004, shareholders approved the following proposals:

To approve the reorganization of the Strong Advisor U.S. Small/Mid Cap Growth Fund into the Wells Fargo Advantage Small Cap Growth Fund.


                For                  Against               Abstain

          262,365.954             4,857.000              12,621.000

To approve an interim advisory agreement with Wells Fargo Funds Management, Inc.


                For                  Against               Abstain

          262,213.954             5,009.000              12,621.000

To approve an interim sub-advisory agreement with Wells Capital Management Incorporated.


                For                  Against               Abstain

          262,213.954             4,699.000              12,931.000

Appointment of Messrs. Phillip O. Peterson, William F. Vogt, and Gordon B. Greer as Trustees of the Liquidating Trust, which is referenced in the Agreement and Plan of Reorganization.


                For                  Against               Abstain

          279,843.954                   -                     -